UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               __________________

        Date of Report (Date of earliest event reported): May 9th , 2011

                             RAMOIL MANAGEMENT LTD.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

WYOMING                                  033-12507-NY                13-3437732
-------                                                              ----------
(State or other jurisdiction            (Commission              (IRS Employer
of incorporation)                        File Number)        Identification No.)


            6475 PACIFIC COAST HWY., SUITE 365, LONG BEACH, CA 90803
            --------------------------------------------------------
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                  323-952-3754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            RAMOIL MANAGEMENT, LTD.


ITEM 7.01           REGULATION FD DISCLOSURE.

On May 9th, 2011 we issued a letter to our shareholders updating shareholders on the status of our company.


ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

Exhibit No.              Description

99.1                     Letter to the Shareholders dated May 9th, 2011


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


By: Michael J. Goeree

/s/  Michael J. Goeree
    -----------------------
Chief Executive Officer
Dated: April 27, 2011

Exhibit 99.1

                           LETTER TO THE SHAREHOLDERS

Monday, May 9th, 2011

Dear Shareholders,

I would like to take this opportunity to bring you up to date on recent events in regards to the advancement of our projects and also discuss events that have impacted upon the public market for the securities of our company.


ENVIRO|TECH CAPITAL:
In a press release dated March 21st, 2011, Ramoil Management, Ltd. (RAMO) announced its new business model and business direction. This is truly not a "New" business model and direction but rather a return to its original business model of its original incorporation in 1986 up to 2000 when the company operated as American Corporate Investors, Inc. Under this business model, RAMO will be changing its corporate name to Enviro|Tech Capital, Ltd. and have two (2) main divisions and focuses which will be to develop niche, cutting edge technologies, "Enviro|Tech Technologies" and to develop Green Alternative Energy Projects, "Enviro|Tech Energy".

The thesis behind this business plan/model is that we strongly believe that these two market segments or sectors are the true growth sectors of the coming 5-10 years and thus offer the most growth and financial opportunities to our company and its shareholders.

ENVIRO|TECH TECHNOLOGIES:
On March 30th, 2011, RAMO announced its 1st Merger with "3D Vision, Inc.". The reasoning behind this acquisition and partnership was that the absolute niche technology behind 3D Vision is owned by 3D Vision and all patents have been filed and are now pending. This opportunity cost us a total of 2 Million shares. These shares will be slowly liquidated over an agreed to minimum 6 month schedule as short term funding. The entire financing required over the coming 3 years by 3D Vision is about $5 Million. This financing will be raise outside the market through more traditional financing sources such as private investment funds, hedge funds and private individual investors. This process is already well underway. The "Use of Proceeds" for said financing will be for sales and marketing efforts as well as R&D and further, future product development. We expect that by the end of Q3 or early Q4, 3D Vision will have already commenced sales and leasing programs already released/disclosed on April 20th, 2011.

Dividend: We expect that as early as the end of Q2, the merger vehicle will have been identified and purchased/contracted. Our goal is, with this completed, all shareholders as of June 15th, 2011 will receive a pro-rata dividend of stock/shares of and in the new 3D Vision, Inc. (public company).

ENVIRO|TECH ENERGY:
On April 30th, 2011, RAMO announced its 2nd Merger with "Groupe Concorde Developments, Inc." (GCD). With this RAMO did not only gain a valuable merger partner, but also a key new member of its Management Staff, as GCD's President and CEO and a Board of Directors member, Alex Taranu. Alex joins us with 25 years of Investment Banking and Project Development experience. These are the experiences and talents RAMO and GCD require to be successful and competitive long into the future. GCD was acquired for 3 Million shares. These shares, like with 3D Vision, are on a minimum 6 month agreed to liquidation schedule. All the GCD projects, Wind, Solar, Waste to Energy and the Green Assisted Living Facilities will be funded/financed through Government Subsidies, RIETs, Hedge Funds and Private Investor Funds and Individuals as well. RAMO and GCD also fully expect to be well into the financing contracts and funding and commencing by the end of Q3 or early Q4. With funding contracts and development contracts closed, GCD will immediately see beginning revenues from its projects.

Dividend: We expect that as early as the end of Q2, the merger vehicle will have been identified and purchased/contracted. Our goal is, with this completed, all shareholders as of July 15th, 2011 will receive a pro-rata dividend of stock/shares of and in the new Groupe Concorde Developments, Inc. (public company).

FUTURE MERGERS/ACQUISITION:
In the press release dated March 21st, 2011, RAMO announced that three (3) merger candidates had already then been identified. To date, RAMO has only released two of these merger groups. I can assure you that the third (3rd) merger/acquisition candidate is all but closed. Presently, we have an LOI with this group/project but are awaiting Government approvals to convert this LOI into a binding MOU. I fully expect this to be completed within the coming two
(2) weeks and we will be announcing this acquisition at that time.

Upon completion of these first three opportunities, this foot print will be followed into the future of Enviro|Tech Capital, Ltd. We hope to stay on course to complete 2-4 merger/dividend deals every year going forward.

THE MARKET:
Over the past few months I have received many comments and inquiries as to RAMO's stock structure and liquidation of shares by insiders. I would like to go on record as saying that the 5 Million shares paid for the two above mentioned opportunities, given their slow liquidation, is a great deal for RAMO and its shareholders. I believe that the Pinksheet Market or OTC Market is and should be about mutual company and shareholder value and opportunity, not one being an opportunist over the other. Further, per this topic, let it be known that the insiders, both Management and Directors alike, do not hold free trading stock in RAMO, as we are taking a long term approach to RAMO through the holding of restricted shares only.

To this end, there has been some strong selling in the market creating downward pressures on our stock price and market value. After some research, it has come to our attention that RAMO is oversold, due to or seemingly to, naked short selling by about 1.5 Million to 1.75 Million shares. We are presently working to resolve this issue but with the name change being filed within the coming week to ten days, all shares will be called in the market due to a CUSIP change which is required with this action. We expect that this will correct the short positioning.

Finally, please expect that RAMO will soon be filling a new 15c2-11 statement while we are working on our accounting/audits in efforts of achieving fully reporting status by the end of this fiscal year, December 31st, 2011.

The Board of Directors would like to take this opportunity to thank you for your patience and continued support, and looks forward to enhancing shareholder value as we proceed.

Sincerely,

/s/ Michael J. Goeree
--------------------

Michael J. Goeree
Chairman & CEO



DISCLAIMER

The information provided in this letter is intended solely for the general knowledge of our shareholders and does not constitute an offer or a solicitation of an offer for the purchase or sale of any shares or other securities of Lithium Exploration Group Inc. There are substantial risks associated with investing in development stage exploration companies. Potential investors should seek advice from a qualified financial dealer prior to investing in Lithium Exploration Group Inc. No securities commission or similar authority has in any way passed on any of the information contained in this letter.

FORWARD-LOOKING STATEMENTS

This  letter  contains  "forward-looking statements", as that term is defined in
Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of our property interest and any exploration or test results that we may obtain.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. In particular, estimating resources and reserves involves inherent engineering uncertainties as well as inherent uncertainties about the future fluctuations in the price of lithium, which can cause estimates of economic reserves to be revised upwards or downwards. Other factors affecting forward looking statements include, among others, the inherent uncertainties associated with lithium exploration; legislative, environmental, judicial, regulatory, political and competitive developments in areas in which Lithium Exploration Group Inc. operates; and technological, mechanical and operational difficulties encountered in connection with Lithium Exploration Group Inc.'s activities. These forward-looking statements are made as of the date indicated, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in such statements are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Potential investors should refer to the risk factors disclosure outlined in our periodic and current reports filed from time-to-time with the Securities and Exchange Commission.